Exhibit 10.1

FUTURES CUSTOMER AGREEMENT

In consideration of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) or any of its affiliates (collectively, “Merrill Lynch”) acting as broker or as principal for the purpose of effecting transactions in domestic or foreign futures contracts, physical commodities, options on domestic and foreign futures or physicals contracts, forward contracts, foreign exchange transactions, or any other transactions similar to the foregoing  (hereinafter collectively referred to as “Contracts”), Merrill Lynch Alternative Investments LLC (“MLAI”) enters into this agreement on behalf of the entities listed on Exhibit 1 (each a Customer and referred to as “Customer” or “you” or “your” as the case may be) for which it is the sponsor and/or manager (and such Exhibit 1 may be amended from time to time).   In connection therewith, Customer hereby consents and agrees that:

1.
Applicable Law.  Any and all transactions for one or more accounts opened pursuant to this Agreement (collectively, the “Account”) shall be subject to all applicable federal, state, local and foreign laws, rules and regulations, including rules, regulations and interpretations of any applicable board of trade, designated contract market, derivatives transaction execution facility, organized exchange, national securities exchange or other trading facility (collectively, “board of trade”), and custom and usage of the trade.  All such laws, rules, regulations, interpretations, custom and usage are hereinafter collectively referred to as “Applicable Law.”

2.	Customer’s Representations and Warranties. Customer represents and warrants that:

(a)
Customer has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement, including, without limitation, the granting of a security interest in its Account and any collateral accounts as contemplated hereby;

(b)
Orders and instructions for the purchase and sale of Contracts (which orders and instructions may be written or oral), including authorization to transfer collateral and/or funds of Customer, shall be given to Merrill Lynch by or on behalf of Customer and Merrill Lynch may rely upon any such orders or instructions from any person who Merrill Lynch reasonably believes is authorized by Customer to transmit such orders or instructions. Any orders and instructions acted upon in good faith by Merrill Lynch shall be binding upon Customer;

(c)
Customer has read and understands the Risk Disclosure Statement for Futures and Options and any other risk disclosure statement required to be provided to Customer by Merrill Lynch pursuant to Applicable Law;

(d)
Customer has reviewed the registration requirements pertinent to (i) commodity pool operators and commodity trading advisors of the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) in accordance with the requirements of the Commodity Exchange Act, as amended (the “Act”) and the regulations promulgated thereunder, and (ii) investment advisers of the Securities and Exchange Commission (“SEC”) and any applicable state in accordance with the requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and state advisory laws, and has determined that Customer and any Authorized Person of Customer are in compliance with such requirements to the extent applicable;

(e)
MLPFS is not acting as a fiduciary, trustee, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer, and MLPFS shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, trustees, foundation managers, commodity pool operators, commodity trading advisors or investment advisers;

(f)
The information provided by Customer in the accompanying Customer New Account Information Form (Appendix B) is true, complete, and accurate in every material respect and Customer shall promptly notify MLPFS in writing if any such information changes in any material respect, regardless of whether Customer has previously furnished financial information to MLPFS;

(g)	Merrill Lynch Alternative Investments (“MLAI”), an affiliate of MLPFS, is the sponsor and/or manager of the Customer and MLPFS acknowledges the fiduciary obligations which MLAI has to Customer.

Upon the execution or acceptance for clearing of any transactions by Merrill Lynch on Customer’s behalf, Customer shall be deemed to repeat all of the foregoing representations and warranties made by it.

3.
Payment Obligations of Customer.  Customer shall pay Merrill Lynch upon demand; (a) all brokerage charges, give-up fees, commissions and service fees as Merrill Lynch may from time to time charge; (b) all board of trade, clearing house, NFA or clearing member fees or charges; (c) any tax imposed on such transactions by any competent taxing authority; (d) the amount of any trading losses in the Account; (e) any debit balance or deficiency in the Account, with interest thereon, together with any costs and reasonable attorneys’ fees (including unallocated costs of Merrill Lynch’s in-house attorneys) incurred in collecting any such debit balance or deficiency; and (f) any other amounts owed by Customer to Merrill Lynch with respect to any Account or any transactions therein.  With respect to brokerage commissions, you agree to pay the brokerage commission (which commissions may be distributed by Merrill Lynch to more than one person) and other charges as Merrill Lynch shall establish from time to time for your Account specified in the Customers’ private placement memorandum (the “Memorandum”) (whether or not other Customers pay lower commissions or charges) and to pay any costs or expenses incurred in connection with transactions in your Account.  You acknowledge that Merrill Lynch may share its fees, commissions and amounts accruing on your Account with persons or entities that introduce you to Merrill Lynch or provide other services to Merrill Lynch.  Merrill Lynch may, from time to time, share in or receive fees, rebates or other payments from third parties with respect to transactions executed for you in each case as contemplated by the Memorandum.

4.
Events of Default; MLPFS’ Remedies.  An “Event of Default” shall have occurred if: (a) Customer does not meet initial or maintenance margin requirements on its open Contracts; (b) Customer fails to perform its obligations respecting delivery, exercise or a notice of allocation of exercise, payment for delivery or settlement under Contracts held in your Account; (c) Customer fails in any way to perform any of its other material obligations hereunder promptly after receipt of notice of such failure; (d) there is a material adverse change in Customer’s financial condition; (e) Customer files or has filed against it a petition for liquidation, reorganization or the appointment of a receiver for all or a substantial portion of Customer’s assets under any bankruptcy, insolvency or other similar law; (f) Customer fails to pay its debts generally as they become due or Customer makes an assignment for the benefit of creditors; or (g) Customer has a breach or default under this Agreement (other than those listed in this Paragraph 4).   If an Event of Default occurs, MLPFS shall have each of the following rights (in addition to any other right or remedy it may have at law, in equity or under this Agreement): to sell, exercise, or offset any or all securities, any Contracts or other property long in any account with Merrill Lynch; to buy in or offset any or all securities, any Contracts or other property short in any account with Merrill Lynch; to liquidate any of your securities, Contracts or other property in any account with Merrill Lynch (whether electronically, by open outcry, by exchange of futures for physicals (“EFP”) transactions, exchange of futures for swaps (“EFS”) transactions or by any other legal and lawful means permitted under the rules of any applicable board of trade); to treat any or all of Customer’s obligations due Merrill Lynch as immediately due and payable; to treat all limits, margin facilities and call tolerance facilities in place as revoked; and to apply any cash, securities or other property of Customer held by or on behalf of Merrill Lynch toward any amount payable by Customer hereunder; or to cancel any outstanding orders for any account with Merrill Lynch.

Any action referred to herein may be taken only after Merrill Lynch has made reasonable efforts under the circumstances to contact Customer and Advisor (as defined in Paragraph 5 below), if applicable, provided that Merrill Lynch’s position shall not be jeopardized thereby.  Any such sales, purchases or other offsets or liquidations may be made in Merrill Lynch’s reasonable exercise of discretion on any board of trade or other market where such business is then usually transacted, and on any such sale or purchase Merrill Lynch may be the purchaser or seller for its own account, it being understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of Merrill Lynch’s right to sell or buy without demand or notice as herein provided.  Customer shall at all times be liable for the payment of any debit balance owing in its Account with Merrill Lynch upon demand and shall be liable for any deficiency remaining in any such Account in the event of the liquidation thereof in whole or in part by Customer or by Merrill Lynch.

5.
Advice; Recommendations.  Any advice communicated by MLPFS with respect to any Contract transmitted to Customer by MLPFS is incidental to the conduct of MLPFS’ business as a broker-dealer/futures commission merchant and such advice shall not serve as the primary basis for any decision by or on behalf of Customer.  All decisions by Customer, whether or not utilizing any advice of MLPFS, are solely within the power and discretion of Customer and/or its duly appointed commodity trading advisor or investment adviser (collectively referred to as the “Advisor”).  MLPFS makes no representation or warranty as to the accuracy, completeness, reliability or prudence of any such advice or information.  Customer and Advisor, if applicable, acknowledges and agrees that MLPFS and its officers or employees may take or hold positions in, or make recommendations to other customers concerning Contracts which are the subject of recommendations from MLPFS to Customer, and, if applicable, to Advisor, which positions and recommendations may be consistent with or contrary to recommendations to Customer or Advisor.

6.
Margin.  Customer agrees to maintain collateral and/or margin in such amount and form as the relevant exchange or clearing house  may from time to time in its discretion require and you further agree to pay immediately on demand any amount owing in respect of your Account.  Customer hereby grants to Merrill Lynch the right to pledge, repledge, hypothecate, rehypothecate, loan, invest or substitute any margin delivered to Merrill Lynch from time to time without notice to Customer (i) in accordance with Paragraph 7 of this Agreement and (ii) otherwise to the extent permitted by Applicable Law.

7.
Security Interest.  Any and all Contracts and all securities, investment property, cash or other property posted by Customer as margin with MLPFS in this Account or any related collateral account shall be subject to, and Customer hereby grants to MLPFS, a general lien and security interest and right of set-off for the discharge of Customer’s liabilities and obligations to MLPFS, wherever and however arising and without regard to whether or not MLPFS has made advances with respect to such property.  Customer hereby irrevocably appoints MLPFS as its attorney-in-fact with power of substitution to execute any documents for the perfection or registration of such general lien and security interest.  Customer shall not cause or allow any of the collateral held in its Account, whether now owned or hereafter acquired, to be or become subject to any other lien, security interest, mortgage or encumbrance of any nature, without the prior written approval of MLPFS.

8.
Position Limits.   Customer shall comply with all position limit rules imposed by Applicable Law, including filing any required reports and submitting requests for exemptions, and shall obtain any necessary exceptions, consents or exemptions.

9.
EFP/EFS Transactions.  Customer acknowledges that if it engages in EFP or EFS transactions, it is familiar with all rules and regulations applicable to such transactions and certifies to Merrill Lynch Customer’s possession of all required records documenting each underlying cash transaction.  Customer agrees to produce such records to Merrill Lynch upon its request.  Customer agrees to indemnify and hold Merrill Lynch harmless from all costs, claims, fines or penalties that Merrill Lynch may incur resulting from an EFP or EFS transaction entered into by Customer, except for any cost, claim, fine or penalty resulting from Merrill Lynch’s gross negligence or willful misconduct.

10.
London Metal Exchange (“LME”) Transactions.  Customer acknowledges that its counterparty in respect of all transactions conducted on the LME is Merrill Lynch International, which is a member of the LME.  MLPFS acts as agent in respect of transactions involving LME-registered client contracts.

11.
MLPFS’ Responsibility.  Customer understands that, except where required by a particular board of trade, MLPFS acts as agent and not as principal for Customer’s futures and commodity options transactions which are effected on boards of trade.  MLPFS does not guarantee the performance of the obligations of any party to the futures or commodity options contracts purchased and/or sold by Customer. MLPFS shall not be liable to Customer for any claims, costs, expenses, damages or losses arising out of or in connection with this Agreement,  for any conduct undertaken or omitted in good faith, and in the belief that such conduct or omission was in, or not opposed to, the best interests of Customer; provided, that such conduct or omission did not constitute gross negligence or intentional misconduct on the part of MLPFS.    MLPFS shall not be liable to Customer for claims, costs, expenses, damages or losses due to circumstances beyond MLPFS’ control, or due to the negligence, dishonesty, bad faith or misfeasance of any third party chosen by MLPFS in good faith.     In no respect by way of limiting the foregoing exculpatory provisions but rather by way of greater certainty, MLPFS shall not be liable to Customer for any actions or omissions of:  (i)  any third party Advisor; (ii) any broker, dealer or counterparty unaffiliated with Merrill Lynch chosen by  MLPFS in good faith; or (iii) any broker, dealer or counterparty chosen by third party Advisor.

12.
Delivery Procedures.  Prior to the last trading day in the case of positions in open futures and options, and at least two business days prior to the value date in the case of forward contracts, or in any event at such earlier time as Merrill Lynch may reasonably require, Customer agrees that it shall give Merrill Lynch instructions to liquidate or make or take delivery under such futures or forward contracts, or to liquidate, exercise or allow the expiration of such options and shall deliver to Merrill Lynch sufficient funds and any documents required in connection with any such exercise or delivery. (Customer understands and acknowledges that option positions may be subject to automatic exercise procedures. Merrill Lynch will exercise all in-the-money option positions that are subject to automatic exercise unless Customer advises Merrill Lynch to the contrary.) If Customer fails to comply with any of the foregoing obligations, Merrill Lynch may, at its discretion and in any commercially reasonable manner, liquidate any open positions, make or receive delivery of any securities, commodities or instruments, or exercise or allow the expiration of any option. Customer shall remain fully liable for all costs, expenses, and liabilities incurred by Merrill Lynch in connection with such transactions and for any remaining debit balance.

13.
Confirmations and Statements; Consent for Electronic Delivery.  Customer shall timely review all confirmations and statements received from MLPFS to verify that the description of the transactions is accurate and complete.  Confirmations and statements of Customer’s Account shall be conclusive if not objected to in writing no later than (i) one business day after electronic transmission or posting by MLPFS, or (ii) three business days after mailing by MLPFS. With respect to monthly statements, written objection to matters inconsistent with previously furnished confirmations and statements must be made within five business days after transmission, posting or mailing by MLPFS. Customer may consent to the electronic delivery of confirmations and statements by executing the Consent for Electronic Delivery of Confirmations and Statements in Appendix G hereto.

14.
Option Expiration Dates.  Customer acknowledges that Merrill Lynch’s confirmation of purchase and sale statements shall reflect option expiration dates that Merrill Lynch obtains from sources generally believed to be reliable, and Merrill Lynch shall be responsible only for gross negligence or willful misconduct in connection therewith.

15.
Use of Brokers.  Merrill Lynch, for and on behalf of Customer, is authorized in its sole discretion to select floor brokers and, on boards of trade where Merrill Lynch is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents in connection with transactions in Contracts for the Account.  Merrill Lynch shall not be liable for the malfeasance or nonperformance of any such third party broker, so long as Merrill Lynch uses due care in the selection of such broker.  Customer is authorized, subject to Merrill Lynch’s approval and documentation requirements, if any, to select and engage execution brokers to execute transactions for the Customer’s Account and to negotiate the commissions to be paid to such execution broker by Merrill Lynch on behalf of Customer.  Any such execution broker or any floor broker used under any circumstances to execute any transaction, other than an employee of Merrill Lynch, shall not be deemed to be an agent of Merrill Lynch.

16.
Authorization to Transfer Funds.  Customer authorizes Merrill Lynch to transfer to or from the regulated futures Account of Customer to any other accounts of Customer such excess funds as may be required to avoid a margin call or for any other reason not in conflict with the Act and the regulations promulgated thereunder. (For this purpose, “regulated” means any contract governed by the Act at the time of such transaction.)  Any such transfer shall be in compliance with the Act and the regulations promulgated thereunder.  It is understood that, within a reasonable time after making any such transfer, Merrill Lynch shall confirm the same in writing to Customer.

17.
Currency Risk.  Customer shall bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto.  In no event shall Merrill Lynch be required to effect or be responsible for the conversion of funds in anticipation of changes in prevailing rates of exchange.

18.
Foreign Traders or Brokers.  If you are a foreign trader or foreign broker, you understand that pursuant to CFTC Regulation 15.05, Merrill Lynch is your agent (and in the case of a foreign broker, the agent of your customers) for purposes of accepting delivery and service of any communications issued by the CFTC with respect to any futures or options contracts which are or have been maintained in accounts carried by Merrill Lynch. Service or delivery of any such communication shall constitute valid and effective service or delivery upon you (and if you are a foreign broker, upon your customers). You understand that said regulation requires Merrill Lynch to transmit the communication promptly to you (or your customer) in a manner which is reasonable under the circumstances or specified by the CFTC. You also understand that CFTC Regulation 21.03 requires you to provide to the CFTC, upon special call, market information concerning your futures and options trading (or that of your customers) as outlined in the regulation. If you fail to respond to the special call, the CFTC may direct the appropriate contract market and all brokers to prohibit further trades for or on your behalf (or for or on behalf of your customers) in the contract specified in the call unless such trades offset existing open contracts. Special calls are made where the information requested would assist the CFTC in determining whether a threat of market manipulation, corner, squeeze or other market disorder existed. Under CFTC Regulation 21.03(g), if you believe you are aggrieved by the action taken by the CFTC, you shall have the opportunity for a prompt hearing after the action has been taken. (You understand that copies of CFTC Regulations 15.05 and 21.03 are available from Merrill Lynch upon request.)

19.
Indemnification.   Customer shall indemnify and hold harmless MLPFS from and against any claims, costs, expenses, damages or losses (including, without limitation, from and against any judgment, settlement, attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding) suffered or sustained by MLPFS with respect to your Account or any transaction or position therein of by reason of the fact that MLPFS is or was connected in any respect with Customer; provided, that the conduct or omission which led to such claim, cost, expense, damage or loss met the standard of exculpation set forth in Section 11 above.

Without limiting the generality of the foregoing, Customer agrees to reimburse MLPFS on demand for any cost of collection incurred by MLPFS, including reasonable attorneys’ fees , in collecting any sums owing MLPFS under this Agreement and any cost incurred by the MLPFS  in successfully defending against any claims asserted by Customer, in each case including, without limitation, interest and expenses.

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21.	Hedge Agreement (Optional - Appendix D).

The Customer and, if applicable, Advisor, each as to itself, by signing the optional Hedge Agreement found at Appendix D hereto, shall thereby represent and warrant that the Account is a non-speculative account and every order given for the purchase or sale of Contracts for the Account, except with prior written notice to the contrary to Merrill Lynch, shall be (i) a bona fide hedging transaction as that term is defined in Regulation 1.3(z) of the Rules and Regulations of the CFTC or (ii) a risk management or other non-speculative position for which relief has been granted under the rules of a board of trade to permit reduced margin levels for such transactions.

22.
Advisors.  Any decision, instruction, action or authorization of a third party Advisor selected by Customer that is furnished to MLPFS with respect to the Account shall constitute the decision, instruction, action or authorization of Customer.  Any communication, notice, report, statement, advice or information given to Advisor by MLPFS or received from Advisor by MLPFS in respect of the Account shall be deemed to have been given to, or received from, Customer, as the case may be.

23.
Acknowledgements.  Customer acknowledges and agrees that Merrill Lynch maintains its principal place of business in the State of New York; that this Agreement shall be accepted and entered into by Merrill Lynch in the State of New York; that any Account established pursuant to this Agreement shall be located in New York; and that any loans, advances or other extensions of credit made by Merrill Lynch in connection with any Account (including, without limitation, margin credit extended by Merrill Lynch) shall be funded by Merrill Lynch in New York.  Customer further agrees to pay to Merrill Lynch on demand principal, interest and other fees and charges in connection with such loans, advances or other extensions of credit at the rates, times and manner determined by Merrill Lynch from time to time, in its discretion, in accordance with the laws of the State of New York.  Customer also acknowledges and agrees that Merrill Lynch may receive and retain as its own any interest, increment, profit, gain or benefit, directly or indirectly accruing from or relating to any of the cash or other funds Merrill Lynch receives from you in connection with your Account, unless you and Merrill Lynch otherwise agree.

24.
Governing Law.  This Agreement shall be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.  Subject to your right to initiate a CFTC Reparations Proceeding, or unless you have specifically agreed to arbitrate any dispute with Merrill Lynch, you agree that Merrill Lynch may, in its sole discretion, initiate proceedings in the court of any jurisdiction in which you are a resident or in which your assets are situated.  In any legal action permitted by or against you, you agree that the U.S. courts sitting in the State of New York shall have jurisdiction over you, and that the venue of any such action shall be the Southern District of New York.  Customer agrees that service of process may be made upon it by first class or certified mail to its address as shown on Merrill Lynch’s records and Customer hereby waives any objection to such service.

25.	Waiver of Jury Trial. Customer hereby waives a trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith.

26.	Arbitration Agreement (Optional for Non-Eligible Contract Participants - Appendix E).

Any controversy arising out of or relating to Customer’s Account, or to transactions with Merrill Lynch pursuant to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the NFA, the contract market or board of trade upon which the transaction giving rise to the claim was executed or the New York Stock Exchange, Inc., as Customer may elect.  If Customer does not make such election by registered mail addressed to Merrill Lynch at its main office within 45 days after demand by Merrill Lynch that Customer make such election, then Merrill Lynch may make such election.  Merrill Lynch agrees to pay any incremental fees which may be assessed by the forum chosen by Customer for the provision of a “mixed panel” of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings.  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  In addition, neither Customer nor Merrill Lynch hereby waives any right to assert any equitable remedies each may have as against the other prior to the election or commencement of arbitration.

THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE CFTC AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL

COSTS.  THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

BY SIGNING THIS AGREEMENT, YOU: (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR MERRILL LYNCH MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU SHALL BE NOTIFIED IF MERRILL LYNCH INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 “REPARATIONS” PROCEEDING BEFORE THE CFTC, YOU SHALL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

NON-ELIGIBLE CONTRACT PARTICIPANTS NEED NOT SIGN THIS ARBITRATION AGREEMENT (BY EXECUTING APPENDIX E HERETO) TO OPEN AN ACCOUNT WITH MERRILL LYNCH.  SEE 17 C.F.R. 166.5.

Please note that, if you are an eligible contract participant as defined in the Act, this paragraph is binding upon you.

27.	Bankruptcy Trustee (Optional - Appendix E).

CFTC Regulation 190.06 requires that, in the unlikely event of Merrill Lynch’s bankruptcy, Customer be given the opportunity to give instructions to the bankruptcy trustee to liquidate or transfer to another futures commission merchant all of Customer’s open futures positions.  Customer acknowledges that no assurance can be given that any open futures positions will be transferred even if Customer has given such instructions.  Unless Customer indicates a contrary preference in Appendix E hereto, the trustee would be authorized to liquidate Customer’s open positions, without seeking further instructions from Customer.

28.	Authorization to Take Other Side of Transaction (Optional - Appendix E).

In connection with the execution of buy or sell orders for Contracts placed by Customer or Advisor on Customer’s behalf with Merrill Lynch, Customer hereby consents and agrees that Merrill Lynch, its directors, officers, employees, agents or any floor broker may take, without prior notice to Customer, the other side of Customer’s transaction by the purchase or sale for an account in which Merrill Lynch or any person affiliated with Merrill Lynch has a direct or indirect interest, subject to the limitations and conditions, if any, contained in the rules or regulations of any board of trade upon which such buy or sell orders are executed, and subject to the limitations and conditions, if any, contained in any applicable CFTC Regulations.

29.
Direct Foreign Order Transmittal.  If Customer wishes to place orders for execution in Merrill Lynch’s foreign futures and options customer omnibus account directly with a foreign futures and options broker, Customer represents that it is an “authorized customer” as such term is defined in CFTC Regulation 30.12.  For purposes of Regulation 30.12, an “authorized customer” is a customer (i) which is an “eligible swap participant” as defined in CFTC Regulation 35.1(b)(2), or (ii) whose investment decisions with respect to foreign futures and option transactions are made by a commodity trading advisor subject to regulation under the Act or a foreign person performing a similar role or function subject as such to foreign regulation, provided that such commodity trading advisor has over $50,000,000 in total assets under management and places the foreign futures or foreign options order.  Merrill Lynch’s Direct Order Transmittal Client Disclosure Statement has been separately provided to you.

30.
Verification of Information.  Customer agrees to provide financial information reasonably requested by Merrill Lynch.  Customer understands that an investigation may be conducted at banks, financial institutions and credit agencies pertaining to Customer’s credit standing and its business.  Customer agrees to notify Merrill Lynch if financial information provided to Merrill Lynch changes in any material respect.

31.
Extraordinary Events.  Merrill Lynch shall not be liable for any loss, liability, expense, damages, fine or tax caused, directly or indirectly, by any events beyond Merrill Lynch’s control, including, without limitation, any (i) governmental, judicial, board of trade or other self-regulatory organization restriction, action or order, (ii) suspension or termination of trading, (iii) breakdown or failure of transmission or communication facilities, (iv) failure or delay by any board of trade or clearing house to enforce its rules or to pay or return any amounts owed to Merrill Lynch with respect to any Contracts executed and/or cleared for Customer’s Account, or (v) war, strike, act of terrorism, natural disaster or other force majeure.  In no event shall Merrill Lynch be liable for consequential, incidental or special damages.  Merrill Lynch may, without liability, cancel this Agreement or any particular transaction contemplated hereunder if its performance is delayed or rendered impossible due to any such event.

32.
Third Party Actions.  Customer understands that commodity interest information, price quotations and trade reports are subject to error as well as delay, and acknowledges that it relies on such information at its own risk.  Under no circumstances shall Merrill Lynch have any responsibility, liability or obligation regarding any conduct, act, omission or representation of any introducing firm, commodity trading advisor or third party vendor selected by Customer to give Customer research or advice, to electronically route orders to Merrill Lynch or to provide similar services to Customer.

33.
Recording.  You acknowledge and agree that Merrill Lynch may tape-record any and all telephone calls from or to you concerning your Account and that such tape-recording may be done in the regular course of business without further notice to you.

34.
Notices or Communications.  Reports, confirmations, statements, notices and any other communications may be transmitted to Customer at the address designated in this Agreement, or to such address as Customer may designate in writing to Merrill Lynch.  Except as otherwise set forth herein, all communications so sent, whether by mail, messenger, telegraph or otherwise, shall be deemed transmitted when deposited in the U.S. mail, or when received by a transmitting agent, and shall be deemed to have been delivered to Customer personally, whether or not actually received by Customer.  All communications to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be to its office at One South Wacker Drive, Suite 300, Chicago, Illinois 60606, Attention: Manager - Futures Client Services, or to such other address as Merrill Lynch shall hereafter direct Customer, in writing, to use.

35.
Successors; Binding Effect.  This Agreement shall be binding on and inure to the benefit of Merrill Lynch’s successors, by merger, consolidation or otherwise, and assigns, and Merrill Lynch may transfer your Account to any such successors or assigns.  This Agreement and the obligations of Customer hereunder may not be assigned or delegated by Customer without the prior written consent of Merrill Lynch, and any purported assignment or delegation without such consent shall be void.

36.
Amendment, Modification; Waiver.  Merrill Lynch shall have the right to amend this Agreement by modifying or rescinding any of its existing provisions or by adding any new provision at any time by sending notice of the amendment to Customer.  Any such amendment shall be effective as of a date to be established by Merrill Lynch, subject to Applicable Law. Customer understands that there may be additional documentation required by Applicable Law or the policies and procedures of Merrill Lynch and Customer agrees to promptly comply with any requests for additional documents.  Neither Merrill Lynch’s failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereof nor any continued course of such conduct on its part shall constitute or be considered a waiver by Merrill Lynch of any of its rights hereunder.

37.
Severability.  If any provision of this Agreement is or at any time becomes inconsistent with or invalid under any present or future Applicable Law, such inconsistent or invalid provision shall be deemed to be suspended or modified to conform to such Applicable Law, but in all other respects this Agreement shall continue in full force and effect.

38.
Entire Agreement.  This Agreement constitutes the entire agreement between Customer and MLPFS with respect to the subject matter hereof, and supersedes any prior agreements between the parties with respect to such subject matter.

39.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

40.
Termination.  This Agreement shall continue until signed notice of termination is received by or from you, and in the case of such termination this Agreement shall continue effective as to transactions entered into and outstanding amounts due Merrill Lynch prior to such termination by Customer.  Any modifications to this Agreement must be in writing and accepted by Merrill Lynch in writing and no employee of Merrill Lynch is authorized to make any representations contrary to the terms of this Agreement.  Upon the actual receipt by Merrill Lynch of written notice of termination, this Agreement shall terminate, provided that Customer shall remain fully responsible and liable with respect to transactions entered into pursuant to this Agreement prior to such termination, until all such positions have been transferred or liquidated and any and all amounts due prior thereto have been paid in full to Merrill Lynch.  Merrill Lynch may terminate this Agreement at any time upon mailing or delivery of written notice of termination to Customer, provided that any such termination shall not affect any transactions entered into prior to such termination and shall not relieve either party of any obligations in connection with any debit or credit balance or other liability or obligation incurred prior to termination.

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The undersigned understands the terms and conditions of this Futures Customer Agreement and agrees to be bound by them.

Signed for and on behalf of: Each entity as identified on Exhibit 1 attached hereto (which may be amended from time to time)

By: Merrill Lynch Alternative Investments LLC
Manager

By: ___________________________________
Name: Steven B. Olgin
Title: Vice President, Chief Operating Officer and Manager

Acknowledged and agreed:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: _____________________________                     ________________________________
Date:

________________________________                     ________________________________
Print Name                                                                            Title:

EXHIBIT 1
(as of December 31, 2004)

ML APPLETON FUTURESACCESS LLC

ML ASPECT FUTURES ACCESS LLC

ML CORNERSTONE FUTURESACCESS LLC

ML WINTON FUTURESACCESS LLC

Merrill Lynch
Futures Customer Agreement

Appendix A
Acknowledgement of Risk Disclosure Statement
for Futures and Options

By initialing in the space below, Customer acknowledges that it has received and understands the separate consolidated Risk Disclosure Statement for Futures and Options provided to it by Merrill Lynch, Pierce, Fenner & Smith Incorporated in accordance with Rule 1.55(c) of the Regulations of the Commodity Futures Trading Commission and all other disclosures provided to it by Merrill Lynch in accordance with Applicable Law or otherwise.
__________________
Customer Initial

Merrill Lynch
Futures Customer Agreement

Appendix B
Customer New Account Information Form

______________________________________________________
Customer’s Full Legal Name

I.            Contact Information

_______________________________ Operations Contact	_______________________________ Telephone Number

_______________________________ E-Mail Address

Customer’s Address for
Original Confirmation
(must not be an Authorized Trader
or Trader Assistant):	_______________________________

_______________________________

_______________________________

Advisor’s Address for
Duplicate Confirmation
(if applicable):	_______________________________

_______________________________

_______________________________

Additional Confirmation:	_______________________________

_______________________________

_______________________________

Customer’s Wire Information
for Cash:

Bank	_______________________________

ABA or SWIFT Number	_______________________________

Customer’s Wire Information
for Collateral:

Bank	_______________________________

ABA or SWIFT Number	_______________________________

Customer is a member of the following
exchanges:	_______________________________

_______________________________

II.            Financial Information

Please forward a copy of Customer’s most recent financials.  If the account will be traded by an advisor, please provide a letter from the advisor confirming the total amount of Customer’s assets under management with the advisor.

Financials enclosed:                                                                            _____________
Initial

Financials to be forwarded
under separate cover:                                                                          _____________
Initial

Total amount of assets
under management with
advisor (if applicable):	_______________________________

Merrill Lynch
Futures Customer Agreement

 Appendix D
Hedge Agreement
(To be signed by hedge customers only.)

The Customer and, if applicable, Advisor, each as to itself, represents and warrants that the Account is a hedge account and every order given for the purchase or sale of Contracts for the Account, except with prior written notice to the contrary to the Broker, shall be (i) a bona fide hedging transaction as that term is defined in Regulation 1.3(z) of the Rules and Regulations of the Commodity Futures Trading Commission or (ii) a risk management or other non-speculative position for which relief had been granted under the rules of a designated contact market, a derivatives transaction execution facility or a foreign board of trade, exchange or market, to permit reduced margin levels for such transactions.

These transactions are not for speculation.  In the event that Customer intends to enter into any transactions in this Account for speculative purposes, Customer shall notify Merrill Lynch in writing prior to the entry of such transactions.

____________N/A_________________________
Name of Customer
(Corporation, Partnership or Other Entity)

By: ______________________________________ Signature	_____________________________ Date
______________________________________ Print Name	_____________________________ Title

_____________________________________
Name of Advisor (if applicable)

By: ______________________________________ Signature	_____________________________ Date
______________________________________ Print Name	_____________________________ Title

Merrill Lynch
Futures Customer Agreement

Appendix E
Customer Elections

Arbitration Agreement
By initialing the space below, Customer agrees to arbitrate controversies as described in Paragraph 27 of the Futures Customer Agreement.

_____N/A_____________________
Customer Initial

Bankruptcy Trustee (CFTC Regulation 190.06)
By initialing the space below, Customer advises that it would prefer to be contacted by the bankruptcy trustee for instructions regarding the disposition of Customer’s open futures positions as described in Paragraph 28 of the Futures Customer Agreement.

________N/A__________________
Customer Initial

Authorization to Take Other Side of Transaction
By initialing the space below, Customer authorizes Merrill Lynch, without prior notice to Customer, to take the other side of Customer’s transaction as described in Paragraph 29 of the Futures Customer Agreement entered into by Customer and Merrill Lynch.

__________________________
Customer Initial

Merrill Lynch
Futures Customer Agreement

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By: ___________________________________ Signature
___________________________________ Print Name and Title
___________________________________ Date

Merrill Lynch                                                                     Merrill Lynch Acct#: __________________
Futures Customer Agreement                                                              (for Merrill Lynch office use only)

Appendix G
Consent for Electronic Delivery of Confirmations and Statements

By completing this Consent, Customers and/or Advisors may elect to receive daily and monthly statements by electronic transmission in lieu of or in addition to hard copy statements.

The Advisor may not consent on behalf of the Customer and, likewise, the Customer may not consent on behalf of the Advisor.

Customer/Advisor hereby requests that hereafter Merrill Lynch deliver the following confirmations and statements for Accounts held for Customer by electronic media rather than by means of – or in addition to – hard copy mailing.  Customer/Advisor requests that Merrill Lynch deliver the confirmations and statements to Customer/Advisor by means of the electronic media set forth below.  Customer/Advisor recognizes that, as a result, Customer/Advisor will not receive copies of the confirmations and statements in hard copy form unless it has indicated otherwise below.  Customer/Advisor understands that there will be no additional cost to Customer/Advisor for delivering such communications in this manner.  Customer/Advisor further understands that the consent provided herein is revocable by Customer/Advisor at any time upon written notice to Merrill Lynch.

Please check below which confirmations and statements you would like to receive electronically and provide the e-mail address OR fax number to which the statements should be delivered.

	Deliver by Electronic Transmission:			Continue Hard Copy Delivery of:
	Daily Statement	Monthly Statement	E-mail Address or Fax Number:	Daily Statement	Monthly Statement
Customer:	________	__________	_______________________________	________	________

Advisor:	________	__________	_______________________________	________	________

(If you wish to name additional recipients, please attach a list of e-mail addresses or fax numbers to this Appendix.)

______________________________________
Name of Customer
(Corporation, Partnership or Other Entity)

By: ______________________________________ Signature	_____________________________ Date
______________________________________ Print Name	_____________________________ Title

______________________________________
Name of Advisor (if applicable)

By: ______________________________________ Signature	_____________________________ Date
______________________________________ Print Name	_____________________________ Title